                                                                   EXHIBIT 10.16
                                                                   -------------

                           ANALYTICAL SURVEYS, INC.
                       1997 INCENTIVE STOCK OPTION PLAN


                                   SECTION 1
                                 INTRODUCTION

     1.1 Establishment. Analytical Surveys, Inc. a Colorado corporation, hereby establishes the Analytical Surveys, Inc. 1997 Incentive Stock Option Plan (the "Plan") for certain key employees of Analytical Surveys, Inc. and its Affiliated Corporations (collectively, the "Company").

     1.2 Purposes. The purposes of the Plan are to provide certain key management employees with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of the key management employees is more closely aligned with the income of the Company's stockholders.


                                   SECTION 2
                                  DEFINITIONS

     2.1 Definitions. The following terms shall have the meanings set forth below:

          (a) "Affiliated Corporation" means any corporation or other entity (including, but not limited to, a partnership) which is affiliated with the Issuer through stock ownership or otherwise and is treated as a common employer under the provisions of Code Sections 414(b) and (c).

          (b) "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Issuer) shall approve (i) any consolidation or merger of the Issuer, or binding share exchange, pursuant to which shares of Stock would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the holders of the Stock immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Issuer is a party as a result of which the persons who are holders of the Stock immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Issuer ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Issuer, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Issuer, but not a pledge of assets in the context of a bona fide loan.

          (c) "Board" means the Board of Directors of the Issuer.

          (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (e) "Disabled" or "Disability" means a disability for which the Option Holder is entitled to disability payments under the Option Holder's Employment Agreement. For purposes of this Plan, such Disability will be deemed to have commenced on the first date on which the Option Holder is absent from work with the Company due to such Disability.

          (f) "Effective Date" means the effective date of the Plan, which will July 2, 1997.

          (g) "Eligible Employees" means Scott Benger, David Coates, Sidney Corder, John J. Dillon III, William M. Howell, Steve Jenkins, Mark Klimiuk, David Lewis, Jeffrey A. Meyerrose, Robert J. Montgomery, William Nantell and Randal J. Sage. No other employee of the Company will be considered an Eligible Employee for purposes of this Plan.

          (h) "Employment Agreement" means the employment contract or employment agreement between the Eligible Employee and the Company, as it may be amended and in effect at the time such contract or agreement is subject to reference under this Plan. If no such contract or agreement is in effect at the time of reference under this Plan, "Employment Agreement" will mean the Employment Agreement most recently in effect prior to the time of reference under this Plan.

          (i) "Fair Market Value" means the officially quoted closing price of the Stock on the NASDAQ National Market System on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If no such prices are reported on the NASDAQ National Market System, then Fair Market Value shall mean the average of the high and low sale prices for the Stock (or if no sales prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by NASDAQ or a quotation system of general circulation to brokers and dealers. If the Stock is not publicly traded, the Fair Market Value of the Stock on any date shall be determined in good faith by the Incentive Plan Committee after such consultation with outside legal, accounting and other experts as the Incentive Plan Committee may deem advisable.

          (j) "Incentive Plan Committee" means a committee consisting of all of the members of the Board.

          (k) "Issuer" means Analytical Surveys, Inc.

          (l) "Option" means a right to purchase Stock at a stated price for a specified period of time. All Options granted under this Plan well be non-statutory stock options which are not intended to qualify as incentive stock options under Code Section 422.

          (m) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with section 6.2(b).

          (n) "Option Holder" means each Eligible Employee who is granted Options under the Plan.

          (o) "Plan Year" means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan the Plan Year shall begin on the Effective Date and extend to the first December 31 following the Effective Date.

                                      -2-
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          (p) "Share" or "Shares" means a share or shares of Stock.

          (q) "Stock" means the common stock of the Issuer.

     2.2 Gender and Number. Except where otherwise indicated by the context, the masculine gender also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.


                                   SECTION 3
                              PLAN ADMINISTRATION

     The Plan shall be administered by the Incentive Plan Committee. In accordance with the provisions of the Plan, the Incentive Plan Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Incentive Plan Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Incentive Plan Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determinations, interpretations, and other actions of the Incentive Plan Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                   SECTION 4
                   ADJUSTMENTS TO STOCK SUBJECT TO THE PLAN

     4.1 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock, or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if such Shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the Shares of Stock then included in each outstanding Option granted hereunder.

     4.2 General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Option, the Company shall, in lieu of issuing such fractional Share, pay to the Option Holder a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share otherwise would have been issued.

     4.3 Determination by Incentive Plan Committee, Etc. Adjustments under this Section 4 shall be made by the Incentive Plan Committee, whose determinations with regard thereto shall be final and binding upon all parties.

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                                   SECTION 5
                                 STOCK OPTIONS

     5.1 Grant of Options. The Eligible Employees hereby are granted Options as follows:


          Jeff Armstrong           10,000 Shares
          Scott Benger             20,000 Shares
          David Coates             10,000 Shares
          Sidney Corder            20,000 Shares
          John J. Dillon III       21,750 Shares
          William M. Howell        40,730 Shares
          Steve Jenkins            10,000 Shares
          Mark Klimiuk             10,000 Shares
          David Lewis              10,000 Shares
          Jeffrey A. Meyerrose     35,480 Shares
          Robert J. Montgomery     57,730 Shares
          William Nantell          10,000 Shares
          Randal J. Sage           89,310 Shares


     5.2 Provisions Applicable to Options. Each Option granted under the Plan shall be subject to all of the terms and conditions of this Plan, including the following:

          (a) Price. The price at which each Share covered by an Option may be purchased shall be $13.75 per Share.

          (b) Date of Grant. Each Option shall be considered as having been granted on July 2, 1997 (the "Grant Date").

          (c) Duration of Options.  Each Option must be exercised within ten
(10) years from the Grant Date (the "Option Period").

          (d) Vesting of Options. Subject to the exercise and termination provisions set forth in Section 5.2(e) below, the Options will vest in accordance with the following schedule:

               Vesting Date              Percentage of Original Options Vested
               ------------              -------------------------------------
          Six months from Grant Date             25%
          One year from Grant Date               50%
          Two years from Grant Date              75%
          Three years from Grant Date           100%

          (e) Exercise and Termination of Options. Notwithstanding any other provision of this Plan, an Option will be subject to the exercise and termination provisions set forth below:

          (i) Option Holder's Voluntary Termination of Employment. If the employment of the Option Holder is terminated voluntarily by the Option Holder within the Option Period for any reason (other than for cause, as determined under the Option Holder's Employment Agreement), all Options held by the Option Holder, whether or not vested, thereafter shall be terminated and shall be void for all purposes.

          (ii) Option Holder's Termination of Own Employment For Cause. If the employment of the Option Holder is terminated by the Option Holder within the Option Period for cause, as determined under the Option Holder's Employment Agreement, all Options held by the Option Holder shall become immediately 100% vested as of such termination of employment, and the Options shall be exercisable for a period of ninety (90) days after such termination of employment. Upon the expiration of the 90-day exercise period, all unexercised Options held by the Option Holder thereafter shall be terminated and shall be void for all purposes.

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          (iii)  Option Holder's Death.  If the Option Holder dies while employed by the Company (or if the Option Holder dies after termination of employment but during any exercise period set forth in paragraphs (ii), (iv),
(v), (vi), or (vii)), and such death occurs within the Option Period, all unvested Options held by the Option Holder at his death thereafter shall be terminated and shall be void for all purposes. All Options vested as of the Option Holder's death may be exercised by the person so entitled to exercise such Option for a period of 180 days after such death. Upon the expiration of the 180-day exercise period, all unexercised Options thereafter shall be terminated and shall be void for all purposes.

          (iv) Option Holder's Disability. If the Option Holder becomes Disabled while employed by the Company and within the Option Period, all unvested Options held by the Option Holder at his Disability will continue to vest in accordance with paragraph (i) for a period of 36 months from the date of such Disability; provided that the Option Holder survives for the 36-month Disability vesting period. All Options vested as of the Option Holder's Disability, and all Options which become vested during the 36-month period following such Disability, may be exercised by the Option Holder during the 36-month period following the Disability. Upon the expiration of the 36-month exercise period, all unexercised Options thereafter shall be terminated and shall be void for all purposes.

          (v) Option Holder's Retirement After Age 65. If the Option Holder retires after attaining age 65 while employed by the Company and within the Option Period, all unvested Options held by the Option Holder at his retirement will continue to vest in accordance with Section 5.2(d) for a period of 36 months from the date of such retirement; provided that the Option Holder survives for the 36-month retirement vesting period. All Options vested as of the Option Holder's retirement, and all Options which become vested during the 36-month period following such retirement, may be exercised by the Option Holder during the 36-month period following the retirement. Upon the expiration of the 36-month exercise period, all unexercised Options thereafter shall be terminated and shall be void for all purposes.

          (vi) Termination of Option Holder's Employment by Company Without Cause. If the Company terminates the employment of the Option Holder within the Option Period for any reason other than for cause (as determined under the Option Holder's Employment Agreement), all unvested Options held by the Option Holder at the date of such termination of employment shall become immediately 100% vested as of such termination of employment, and the Options shall be exercisable for a period of ninety (90) days after such termination of employment. Upon the expiration of the 90-day exercise period, all unexercised Options held by the Option Holder thereafter shall be terminated and shall be void for all purposes.

          (vii) Termination of Option Holder's Employment by Company For Cause. If the Company terminates the employment of the Option Holder within the Option Period for cause, as determined under the Option Holder's Employment Agreement, all unvested Options thereafter shall be terminated and shall be void for all purposes. All Options vested as of the Option Holder's termination of employment may be exercised by the Option Holder for a period of 15 days after such termination of employment. Upon the expiration of the 15-day exercise period, all unexercised Options thereafter shall be terminated and shall be void for all purposes.

          (viii) Vesting and Exercise Upon Occurrence of Approved Transaction. In the event of an Approved Transaction, then all outstanding Options shall become 100% vested at the date determined by the Incentive Plan Committee, which date shall be at least thirty (30) days prior to the occurrence of the Approved Transaction. Such vested Options shall be exercisable for a period of thirty
(30) days after such vesting date. Upon the expiration of the 30-day exercise period, all unexercised Options held by the

Option Holder thereafter shall be terminated and shall be void for all purposes. Notwithstanding the above, if any agreement or plan relating to the Approved Transaction provides for the assumption, exchange, or conversion of the Options for options for securities in the surviving corporation, all Options outstanding under this Plan shall be subject to such assumption, exchange, or conversion, and no accelerated vesting or exercisability shall apply to such Options.

          (f)  Manner of Exercise of Option.

               (i) An Option may be exercised by delivery to the Corporate Secretary of the Company of written notice specifying the particular Option (or portion thereof) which is being exercised, the number of Shares with respect to which such Option is exercised and including payment of the Option Price. Such notice shall be in a form satisfactory to the Incentive Plan Committee. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company of the Option Price. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder.

               (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods:

                    (A)  in cash;

                    (B) by cashier's check payable to the order of the Company;

                    (C) by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company. The Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date and the exercise date shall be the day of the delivery of the certificates for the Stock used as payment of the Option Price; or

                    (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

     5.3 Stockholder Privileges. Prior to the exercise of the Option and the transfer of Shares to the Option Holder, an Option Holder shall have no rights as a stockholder with respect to any Shares subject to any Option granted to such person under this Plan, and until the Option Holder becomes the holder of record of such Stock, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Section 4.

                                   SECTION 6
                              GENERAL PROVISIONS

     6.1 Employment. Nothing contained in the Plan or in any Option shall confer upon any Eligible Employee any right with respect to the continuation of his or her employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of such Employee from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Incentive Plan Committee at the time.

     6.2 Nontransferability. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event or an Option Holder's death, an Option Holder's rights and interests in Options shall, to the extent provided in Section 5 be transferable by testamentary will or the laws of decent and distribution. In the opinion of the Incentive Plan Committee, if an Option Holder is disabled from caring for his affairs because of mental condition, physical condition or age, such Option Holder's Options shall be exercised by such person's guardian, conservator or other legal personal representative upon furnishing the Incentive Plan Committee with evidence satisfactory to the Incentive Plan Committee of such status.

     6.3 Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Incentive Plan Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

     6.4 Other Employee Benefits. The amount of any compensation deemed to be received by an Option Holder as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other employee benefits of such Option Holder are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

     6.5 Nonexclusivity of Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

     6.6 Plan Amendment, Modification, and Termination. The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment, modification or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Option Holder holding such Options.

     6.7 Duration of Plan. The Plan shall fully cease and expire at midnight on the date that is ten years from the Effective Date of the Plan. Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

     6.8 Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option shall be subject to the Option Holder's satisfaction of all applicable federal, state and local income and other tax withholding requirements. At the time an Option is exercised by the Option Holder, the Committee, in its sole discretion, may permit the Option Holder to pay all such amounts of tax withholding, or any part thereof, by transferring to the Company, or directing the Company to withhold from Shares otherwise issuable to such Option Holder, Shares having a value equal to the amount required to be withheld or such lesser amount as may be determined by the Committee at such time. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined.


                                   SECTION 7
                              REQUIREMENTS OF LAW

     7.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     7.2 Federal Securities Law Requirements. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     7.3 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Colorado.

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     IN WITNESS THEREOF, the Company and the Option Holders hereby agree to the provisions set forth herein, and have signed their names as of the dates set forth below.


                              ANALYTICAL SURVEYS, INC.


                              By: _________________________________

                              Title: ______________________________

                              Date: _______________________________


                              OPTION HOLDERS:

                              _____________________________________
                                         Jeff Armstrong
                              Date: _______________________________


                              _____________________________________
                                         Scott Benger
                              Date: _______________________________


                              _____________________________________
                                         David Coates
                              Date: _______________________________


                              _____________________________________
                                         Sidney Corder
                              Date: _______________________________


                              _____________________________________
                                         John J. Dillon III
                              Date: _______________________________


                              _____________________________________
                                         William M. Howell
                              Date: _______________________________


                              _____________________________________
                                         Steve Jenkins
                              Date: _______________________________


                              _____________________________________
                                         Mark Klimiuk
                              Date: _______________________________


                              _____________________________________
                                         David Lewis
                              Date: _______________________________


                              _____________________________________
                                         Jeffrey A. Meyerrose
                              Date: _______________________________


                              _____________________________________
                                         Robert J. Montgomery
                              Date: _______________________________


                              _____________________________________
                                         William Nantell
                              Date: _______________________________


                              _____________________________________
                                         Randal J. Sage
                              Date: _______________________________


                                      -9-